Exhibit 2.2

SCHEDULE OF MATERIAL DIFFERENCES BETWEEN
SALES CONTRACT AND AMENDMENT TO SALES CONTRACT
FOR PRESTON OAKS APARTMENT COMMUNITY
AND SALES CONTRACTS AND AMENDMENT TO SALES CONTRACTS
FOR BRADFORD CREEK, RIVER OAKS, PLANTATION TRACE
AND VERANDA CHASE APARTMENT COMMUNITIES

        Applicable SEC rules provide that in any case where two or more indentures, contracts, franchises, or other documents required to be filed as exhibits are substantially identical in all material respects except as to the parties thereto, the dates of execution, or other details, the registrant need file a copy of only one of such documents, with a schedule identifying the other documents omitted and setting forth the material details in which such documents differ from the document a copy of which is filed. As described in the Quarterly Report on Form 10-Q to which this exhibit is attached, Roberts Realty Investors, Inc. sold five apartment communities to Colonial Properties trust in June 2004 and has filed the sales contract, as amended, for the sale of its Preston Oaks apartment community as Exhibit 2.1 above. The Sales Contracts for the five communities are substantially identical except for the name of the community, the sales price, the debt assumed or repaid, and the survey and certain other details. This Schedule identifies the differences between Exhibit 2.1 and the four other Sales Contracts for the sale of the Bradford Creek, Plantation Trace, River Oaks and Veranda Chase communities.

1.    Sales Contract for Bradford Creek:

1.1	Article I, Paragraph D:

                    “The Property is known as the Bradford Creek Apartments and consists of a 180 unit apartment community located in Gwinnett County, Georgia.”

1.2	Article II, first sentence:

                     “The purchase price (hereinafter referred to as the “Purchase Price”) for the Property is Eighteen Million Seventy Thousand and No/100 Dollars ($18,070,000.00).”

1.3	Article II, Paragraph B:

                     “An amount equal to the outstanding principal balance on the Closing Date of the “First Mortgage Loan” (hereinafter defined), shall be paid by Purchaser’s assuming the First Mortgage Loan. As used herein, the term First Mortgage Loan shall mean the mortgage loan secured by the Property and evidenced by the following: (i) that certain Real Estate Note dated June 1, 1998, in the principal face amount of $8,400,000.00, executed by Seller in favor of Nationwide Life Insurance Company (“Lender”) (hereinafter referred to as the “First

Note”); and (ii) that certain Deed to Secure Debt and Security Agreement, dated June 1, 1998, executed by Seller in favor of Lender, recorded in Deed Book 16124, page 27, et seq., Gwinnett County, Georgia records, together with that certain Assignment of Leases, Rents and Profits also dated June 1, 1998, executed by Seller in favor of Lender, recorded in Deed Book 16124, page 52, et seq., aforesaid records, together with UCC Financing Statements and other documents executed by Seller in favor of Lender (hereinafter collectively referred to as the “First Mortgage”).”

1.4	Article III, Paragraph A, final sentence:

                    “As used herein, the term “Survey” shall mean a recertification in favor of Purchaser of that certain ALTA/ACSM Land Title Survey for Nationwide Life Insurance Company, Roberts Properties, Residential, L.P. and Commonwealth Land Title Insurance Company, prepared by Rochester & Associates, Inc. bearing the seal and certification of James C. Jones, Georgia Registered Land Surveyor No. 2298, dated May 8, 1998, last revised May 26, 1998.”

2.    First Amendment to Sales Contract for Bradford Creek

2.1	The first WHEREAS clause:

                     “WHEREAS, Seller and Purchaser are parties to that certain Sales Contract dated April 26, 2004, with respect to the sale by Seller to Purchaser of that certain property located in Gwinnett County, Georgia commonly known as the Bradford Creek Apartments, which Sales Contract was also executed by Chicago Title Insurance Company as the Escrow Agent (hereinafter referred to as the “Sales Contract”); and”

2.2	Paragraph 2, second sentence:

                     “Purchaser has conducted its due diligence investigations of the Property and has determined that there are certain deferred maintenance-capital expenditure-structural issues with respect to the Property, and Purchaser has advised Seller that Purchaser is unwilling to consummate the transaction contemplated in the Sales Contract unless Seller agrees to reduce the Purchase Price by $25,000.00 in order to compensate Purchaser with respect to the deferred maintenance-capital expenditure-structural issues existing with respect to the Property.”

2.3	Paragraph 2, fourth sentence:

                    “Therefore, the Sales Contract is hereby amended by reducing the Purchase Price from Eighteen Million Seventy Thousand and No/100 Dollars ($18,070,000.00) to Eighteen Million Forty-Five Thousand and No/100 Dollars ($18,045,000.00).”

2.4	Paragraph 4 has been deleted in its entirety and the remaining paragraphs are renumbered accordingly.

3.    Sales Contract for River Oaks:

3.1	Article I, Paragraph D:

                     “The Property is known as the River Oaks Apartments and consists of a 216 unit apartment community located in Gwinnett County, Georgia.”

3.2	Article II, first sentence:

                     “The purchase price (hereinafter referred to as the “Purchase Price”) for the Property is Twenty Million and No/100 Dollars ($20,000,000.00).”

3.3	Article II, Paragraph B:

                     “An amount equal to the outstanding principal balance on the Closing Date of the “First Mortgage Loan” (hereinafter defined), shall be paid by Purchaser’s assuming the First Mortgage Loan. As used herein, the term First Mortgage Loan shall mean the mortgage loan secured by the Property and evidenced by the following: (i) that certain MultiFamily Note dated August 21, 2003, in the principal face amount of $10,750,000.00, executed by Seller in favor of L. J. Melody & Company (“Lender”) (hereinafter referred to as the “First Note”); and (ii) that certain MultiFamily Deed to Secure Debt, Assignment of Rents and Security Agreement, dated as of August 21, 2003, executed by Seller in favor of Lender, recorded in Deed Book 34355, page 0029, et seq., Gwinnett County, Georgia records, together with UCC Financing Statements and other documents executed by Seller in favor of Lender, as assigned to Federal Home Loan Mortgage Corporation in that certain Assignment of Security Instrument executed by Lender in favor of Federal Home Loan Mortgage Corporation dated as of August 21, 2003, recorded in Deed Book 34355, page 0083, et seq., Gwinnett County, Georgia records (hereinafter collectively referred to as the “First Mortgage”).

3.4	Article III, Paragraph A, final sentence:

                     “As used herein, the term “Survey” shall mean a recertification in favor of Purchaser of certain ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Chicago Title Insurance Company, L.J. Melody & Company and Federal Home Mortgage Corporation prepared by Watts and Browning Engineers, Inc., bearing the seal and certification of V.T. Hammond, Georgia Registered Land Surveyor No. 2554, dated September 9, 1996, updated April 15, 2003, last revised and recertified August 20, 2003.”

4.    First Amendment to Sales Contract for River Oaks

4.1	The first WHEREAS clause:

                     “WHEREAS, Seller and Purchaser are parties to that certain Sales Contract dated April 26, 2004, with respect to the sale by Seller to Purchaser of that certain property located in Gwinnett County, Georgia commonly known as the River Oaks Apartments, which Sales Contract was also executed by Chicago Title Insurance Company as the Escrow Agent (hereinafter referred to as the “Sales Contract”); and”

4.2	Paragraph 2, second sentence:

                     “Purchaser has conducted its due diligence investigations of the Property and has determined that there are certain deferred maintenance-capital expenditure-structural issues with respect to the Property, and Purchaser has advised Seller that Purchaser is unwilling to consummate the transaction contemplated in the Sales Contract unless Seller agrees to reduce the Purchase Price by $100,000.00 in order to compensate Purchaser with respect to the deferred maintenance-capital expenditure-structural issues existing with respect to the Property.”

4.3	Paragraph 2, fourth sentence:

        “Therefore, the Sales Contract is hereby amended by reducing the Purchase Price from Twenty Million and No/100 Dollars ($20,000,000.00) to Nineteen Million Nine Hundred Thousand and No/100 Dollars ($19,900,000.00).”

4.4	Paragraph 4 has been deleted in its entirety and the remaining paragraphs are renumbered accordingly.

5.    Sales Contract for Plantation Trace:

5.1	Article I, Paragraph D:

                     “The Property is known as the Plantation Trace Apartments and consists of a 232 unit apartment community located in Gwinnett County, Georgia.”

5.2	Article II, first sentence:

                     “The purchase price (hereinafter referred to as the “Purchase Price”) for the Property is Twenty-One Million Five Hundred Thousand and No/100 Dollars ($21,500,000.00).”

5.3	Article II, Paragraph B:

                     “An amount equal to the outstanding principal balance on the Closing Date of the “First Mortgage Loan” (hereinafter defined), shall be paid by Purchaser’s assuming the First Mortgage Loan. As used herein, the term First Mortgage Loan shall mean the mortgage loan secured by the Property and evidenced by the following: (i) that certain Promissory Note dated September 29, 1998, in the principal face amount of $11,900,000.00, executed by Seller in favor of The Prudential Insurance Company of America (“Lender”) (hereinafter referred to as the “First Note”); and (ii) that certain Deed to Secure Debt and Security Agreement, dated as of September 29, 1998, executed by Seller in favor of Lender, recorded in Deed Book 16843, page 069, et seq., Gwinnett County, Georgia records, together with that certain Assignment of Leases and Rents also dated as of September 29, 1998, executed by Seller in favor of Lender, recorded in Deed Book 16843, page 115, et seq., aforesaid records, together with UCC Financing Statements and other documents executed by Seller in favor of Lender (hereinafter collectively referred to as the “First Mortgage”).”

5.4	Article III, Paragraph A, final sentence:

                     “As used herein, the term “Survey” shall mean a recertification in favor of Purchaser of (i) that certain ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., The Prudential Insurance Company of America, and Chicago Title Insurance Company, prepared by Rochester & Associates, Inc., dated September 21, 1998, and last revised September 25, 1998; and (ii) that certain ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P. and The Prudential Insurance Company of America, and Chicago Title Insurance Company, dated August 9, 1993, last revised and updated September 25, 1998.”

6.    First Amendment to Sales Contract for Plantation Trace

6.1	The first WHEREAS clause:

                     “WHEREAS, Seller and Purchaser are parties to that certain Sales Contract dated April 26, 2004, with respect to the sale by Seller to Purchaser of that certain property located in Gwinnett County, Georgia commonly known as the Plantation Trace Apartments, which Sales Contract was also executed by Chicago Title Insurance Company as the Escrow Agent (hereinafter referred to as the “Sales Contract”); and”

6.2	Paragraph 2, second sentence:

                     “Purchaser has conducted its due diligence investigations of the Property and has determined that there are certain deferred maintenance-capital expenditure-structural issues with respect to the Property, and Purchaser has advised Seller that Purchaser is unwilling to consummate the transaction contemplated in the Sales Contract unless Seller agrees to reduce the Purchase Price by $50,000.00 in order to compensate Purchaser with respect to the deferred maintenance-capital expenditure-structural issues existing with respect to the Property.”

6.3	Paragraph 2, fourth sentence:

                     “Therefore, the Sales Contract is hereby amended by reducing the Purchase Price from Twenty-One Million Five Hundred Thousand and No/100 Dollars ($21,500,000.00) to Twenty-One Million Four Hundred Fifty Thousand and No/100 Dollars ($21,450,000.00).”

6.4	Paragraph 4 has been deleted in its entirety and the remaining paragraphs are renumbered accordingly.

7.    Sales Contract for Veranda Chase:

7.1	Article I, Paragraph D:

                     “The Property is known as the Veranda Chase Apartments and consists of a 250 unit apartment community located in Gwinnett County, Georgia.”

7.2	Article II, first sentence:

                     “The purchase price (hereinafter referred to as the “Purchase Price”) for the Property is Twenty Three Million Two Hundred Fifty Thousand and No/100 Dollars ($23,250,000.00).”

7.3	Article II, Paragraph B:

                      “An amount equal to the outstanding principal balance on the Closing Date of the “First Mortgage Loan” (hereinafter defined), shall be paid by Purchaser’s assuming the First Mortgage Loan. As used herein, the term First Mortgage Loan shall mean the mortgage loan secured by the Property and evidenced by the following: (i) that certain Promissory Note dated April 25, 2001, in the principal face amount of $17,000,000.00, executed by Seller in favor of Compass Bank (“Lender”) (hereinafter referred to as the “First Note”); and (ii) that certain Future Advance Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement, dated as of April 25, 2001, executed by Seller in favor of Lender, recorded in Deed Book 22961, page 0127, et seq., Gwinnett County, Georgia records, together with UCC Financing Statements and other documents executed by Seller in favor of Lender (hereinafter collectively referred to as the “First Mortgage”).”

7.4	Article III, Paragraph A, final sentence:

                     “As used herein, the term “Survey” shall mean a recertification in favor of Purchaser of that certain ALTA/ACSM As Built Survey for Roberts Properties Residential, L.P., Compass Bank and Commonwealth Land Title Insurance Company, prepared by Rochester & Associates, Inc. bearing the seal and certification of Warren S. Wood, Georgia Registered Land Surveyor No. 2849, dated April 19, 2001, last revised April 24, 2001.”

8.    First Amendment to Sales Contract for Veranda Chase

8.1	The first WHEREAS clause:

                     “WHEREAS, Seller and Purchaser are parties to that certain Sales Contract dated April 26, 2004, with respect to the sale by Seller to Purchaser of that certain property located in Gwinnett County, Georgia commonly known as the Veranda Chase Apartments, which Sales Contract was also executed by Chicago Title Insurance Company as the Escrow Agent (hereinafter referred to as the “Sales Contract”); and”

8.2	Paragraph 2, second sentence:

                     “Purchaser has conducted its due diligence investigations of the Property and has determined that there are certain deferred maintenance-capital expenditure-structural issues with respect to the Property, and Purchaser has advised Seller that Purchaser is unwilling to consummate the transaction contemplated in the Sales Contract unless Seller agrees to reduce the Purchase Price by $25,000.00 in order to compensate Purchaser with respect to the deferred maintenance-capital expenditure-structural issues existing with respect to the Property.”

8.3	Paragraph 2, fourth sentence:

                     “Therefore, the Sales Contract is hereby amended by reducing the Purchase Price from Twenty-Three Million Two Hundred Fifty Thousand and No/100 Dollars ($23,250,000.00) to Twenty-Three Million Two Hundred Twenty-Five Thousand and No/100 Dollars ($23,225,000.00).”

8.4	Paragraph 4, which added the following Section XVIII S:

                    “Anything contained in this Agreement to the contrary notwithstanding, Purchaser acknowledges that Seller has disclosed to Purchaser that the sign on Old Norcross Road announcing the Property, a water vault servicing the Property, and certain fence posts and fence which are a part of the Property are all located not on the Land, but on property owned by Roberts Properties Herrington Road, LLC, a Georgia limited liability company which is affiliated with Seller. Seller agrees at the Closing to cause Roberts Properties Herrington Road, LLC to execute and deliver to Purchaser a non-exclusive perpetual easement allowing the location, maintenance, repair and replacement of the aforesaid sign, water vault, fence posts and fence, which easement shall be in form and substance satisfactory to Purchaser and Roberts Properties Herrington Road, LLC and which shall be agreed to by them on or before the Out Date.”